Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

China Internet Cafe Holdings Group, Inc. and Subsidiaries

Nevada

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2012, relating to the consolidated financial statements of China Internet Cafe Holdings Group, Inc. and Subsidiaries. We also consent to the reference to us under the caption Experts in the Prospectus.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

June 14, 2012